Exhibit 12.1

MilanSaha.Esq
Milan Saha	Member New York State Bar
80 Barton Road	milansaha.esq@gmail.com
Plattsburgh, NY 12901	Tel: (646) 397-9056

MILAN SAHA, ESQ.

(646) 397-9056

milansaha.esq@gmail.com

January 7, 2020

DNA Brands, Inc.

6245 N Federal Hwy

Ste 504

Fort Lauderdale, FL 33308

Gentlemen:

I have acted, at your request, as special counsel to DNA Brands, Inc., a Colorado corporation, (“DNA Brands, Inc.”) for the purpose of rendering an opinion as to the legality of 2,500,000,000 shares of DNA Brands, Inc. common stock, par value $0.00001 per share to be offered and distributed by DNA Brands, Inc. (the “Shares”) at $0.001/share, pursuant to an Offering Statement to be filed under Regulation A of the Securities Act of 1933, as amended, by DNA Brands, Inc. with the U.S. Securities and Exchange Commission (the "SEC") on Form 1-A, for the purpose of registering the offer and sale of the Shares (“Offering Statement”).

To render this opinion letter, in applying the applicable laws of the United States and rules of the SEC regarding the legality of offering the Shares through the Offering Statement, I have examined such corporate records and other documents and such questions of law as I considered necessary for purposes of rendering this letter, including but not limited to, I have reviewed the Securities Act of 1933 and the Securities and Exchange Act of 1934, to the extent I deem relevant to the matter opined upon herein, certified or purported true copies of the Articles of Incorporation of DNA Brands, Inc. and all amendments thereto, the By-Laws of DNA Brands, Inc., selected proceedings of the board of directors of DNA Brands, Inc. authorizing the issuance of the Shares, certificates of officers of DNA Brands, Inc. and of public officials, and such other documents of DNA Brands, Inc. and of public officials as I have deemed necessary and relevant to the matter opined upon herein. I have assumed, with respect to persons other than directors and officers of DNA Brands, Inc., the due and proper election or appointment of all persons signing and purporting to sign the documents in their respective capacities, as stated therein, the genuineness of all signatures, the conformity to authentic original documents of the copies of all such documents submitted to me as certified, conformed and photocopied, including the quoted, extracted, excerpted and reprocessed text of such documents.

Based upon the review described above, it is my opinion that the Shares are duly authorized and when, as and if issued and delivered by DNA Brands, Inc. against payment therefore, as described in the offering statement, will be validly issued, fully paid and non-assessable. I have reviewed the recent Articles of Amendment for DNA Brands, Inc. filed with the Colorado Secretary of State on January 6, 2020 amending the corporation’s articles of incorporation to increase the authorized shares of common stock to 2,998,000,000 signed by Adrian McKenzie-Patasar and confirmed he was authorized to execute same as the control person of PBDC, LLC, the controlling shareholder of DNA Brands, Inc. having the power to act by shareholder consent under Colorado Revised Statutes §7-107-104(1)(b) and having the requisite votes to consent to the action under -104(2).

I have not been engaged to examine, nor have I examined, the Offering Statement for the purpose of determining the accuracy or completeness of the information included therein or the compliance and conformity thereof with the rules and regulations of the SEC or the requirements of Form 1-A, and I express no opinion with respect thereto. My forgoing opinion is strictly limited to matters of Colorado corporation law; and, I do not express an opinion on the federal law of the United States of America or the law of any state or jurisdiction therein other than Colorado, as specified herein.

I hereby consent to the filing of this opinion as Exhibit 12.1 to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Circular constituting a part of the Offering Statement. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Sincere,

/s/ Milan Saha

Milan Saha